UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2012

CRYO CELL International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Brooker Creek Boulevard, Oldsmar, Florida	34677
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (813) 749-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 16, 2012, Cryo-Cell International, Inc. (the "Registrant") issued the attached Press Release reporting on financial results for the three months ended February 29, 2012. The press release giving details associated with the Registrant's earnings is attached as Exhibit 99.1 to this report. The information included in Exhibit 99.1 is considered to be "furnished" under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.
Financial Statements of Businesses Acquired.	Not Applicable.
Pro Forma Financial Information	Not Applicable.
Shell Company Transactions	Not Applicable.
Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CRYO CELL International, Inc.
DATE: April 16, 2012	By:	/s/ Jill M. Taymans
Jill M. Taymans
Vice President, Finance

Exhibit 99.1

For Immediate Release Contact:

David Portnoy

Cryo-Cell International, Inc.

813-749-2100

dportnoy@cryo-cell.com

CRYO-CELL REPORTS FINANCIAL RESULTS FOR FIrst Quarter 2012

OLDSMAR, Fla. - April 16, 2012 - Cryo-Cell International, Inc. (OTC:QB Markets Group Symbol: CCEL) (the "Company"), the world's first private cord blood bank to separate and store stem cells in 1992, today announced results for the first quarter ended February 29, 2012.

"Cryo-Cell's first quarter 2012 results are indicative of the many changes that are taking place at the Company," stated David Portnoy, Cryo-Cell's Chairman and Co-CEO.  "In particular, the decrease in revenues is primarily a reflection of our increased pricing without the commensurate return from our new branding strategy and national sales force."

Mark Portnoy, Cryo-Cell's Co-CEO, added, "Although we were aware that the timing of the rise in expenses would not correlate directly with the timing of the rise in revenues, given the Company's unique stem cell storage services, large recurring revenue stream and strong cash position, this ongoing investment in the Company's future is the correct strategy at this time. Since Cryo-Cell was the first company in the world to separate and store stem cells in 1992, the new branding and sales initiatives will help maintain our leadership in the field."

Financial Results

Consolidated revenues for the first quarter of fiscal 2012 were approximately $4.2 million compared to approximately $4.5 million for the first quarter of fiscal 2011. The revenues for the first quarter of fiscal 2012 consisted of approximately $3.8 million in processing and storage fee revenue and approximately $342,000 in licensee income compared to approximately $4.1 million in processing and storage fee revenue and approximately $323,000 in licensee income for the first quarter of fiscal 2011. Licensee income for the three months ended February 29, 2012 consisted of approximately $337,000 in royalty income earned on the processing and storage of cord blood stem cell specimens in geographic areas where the Company has license agreements. The remaining licensee income related to installment payments of non-refundable up-front license fees from the licensees of the Company's umbilical cord blood program in Nicaragua. Licensee income for the three months ended February 28, 2011 principally consisted of approximately $318,000 in royalty income earned on the processing and storage of cord blood stem cell specimens in geographic areas where the Company has license agreements. The remaining licensee income related to an installment payment of a non-refundable up-front license fee from the licensee of the Company's umbilical cord blood program in Nicaragua.

The Company reported a net loss for the three months ended February 29, 2012 of approximately ($1.7 million), or ($0.15) per basic and diluted share, compared to net income of approximately $233,000, or $0.02 per basic and diluted share for the three months ended February 28, 2011. The decrease in net income for the three months ended February 29, 2012 principally resulted from the cancellation of the Bio-Stor Revenue Sharing Agreement resulting in a pre-tax charge for extinguishment of debt in the amount of approximately $1,200,000. Also, included in the decrease in net income is a 26% increase in selling, general and administrative expenses, due mainly to an increase of $191,000 in stock option compensation and the increase in sales and marketing initiatives. This is partially offset by a 12% decrease in cost of sales. In addition, research and development expenses were approximately $15,000 for the three months ended February 29, 2012, a decrease of approximately $21,000 or 59% in comparison to the same period in 2011.

At February 29, 2012, the Company had cash and cash equivalents of $4,320,073. The Company's cash decreased by approximately $2,000,000 during the first three months of fiscal 2012, primarily as a result of the cancellation of the Bio-Stor Revenue Sharing Agreement and the stock repurchase plan pursuant to which the Company has repurchased 415,117 shares of the Company's common stock for a total of approximately $754,000. The cancellation of the Bio Stor Revenue Sharing Agreement will result in an approximate $400,000 cash savings per year from a reduction of interest expense. As of February 29, 2012 the Company had no long-term indebtedness.

About Cryo-Cell International, Inc.

Cryo-Cell International, Inc. was founded in 1989 and was the world's first private cord blood bank to separate and store stem cells in 1992. Today, Cryo-Cell has over 240,000 clients worldwide from 87 countries.  Cryo-Cell's mission is to provide our clients with the premier stem cell cryopreservation service and to support the advancement of regenerative medicine.

Cryo-Cell operates in a state-of-the-art Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP)-compliant facility, is ISO 9001:2008 certified and accredited by the AABB. Cryo-Cell is a publicly traded company. OTC:QB Markets Group Symbol: CCEL. Expectant parents or healthcare professionals may call 1-800-STOR-CELL (1-800-786-7235) or visit www.cryo-cell.com.

Forward-Looking Statement

Statements wherein the terms "believes", "intends", "projects", "anticipates", "expects", and similar expressions as used are intended to reflect "forward-looking statements" of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include the success of the Company's global expansion initiatives and product diversification, the Company's actual future ownership stake in future therapies emerging from its collaborative research partnerships, the success related to its IP portfolio, the Company's future competitive position in stem cell innovation, future success of its core business and the competitive impact of public cord blood banking on the Company's business, the Company's ability to minimize future costs to the Company related to R&D initiatives and collaborations and the success of such initiatives and collaborations, the success and enforceability of the Company's menstrual stem cell technology license agreements and umbilical cord blood license agreements and their ability to provide the Company with royalty fees, the ability of the reproductive tissue storage to generate new revenues for the Company and those risks and uncertainties contained in risk factors described in documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company. The Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.